Exhibit 99.1

WASTE CONNECTIONS ANNOUNCES ACQUISITION OF GROOT INDUSTRIES, INC.

TORONTO, ONTARIO, January 3, 2017 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced that it has acquired Groot Industries, Inc. (“Groot”). Founded over a century ago in 1914, Groot is the largest privately-owned solid waste services company in Illinois with total annual revenue of approximately $200 million. Groot serves approximately 300,000 customers primarily in northern Illinois from a network of six collection operations, six transfer stations and two recycling facilities.

“Groot is one of the most respected and best in class companies in our industry. With a majority of its operations contiguous to the Rock River assets we acquired in November 2015, Groot solidifies our leading position in these markets, increases potential internalization benefits of their disposal volumes into our existing landfills, and further expands our platform for additional growth opportunities,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. “We are extremely pleased that Jon Groot and Ryan Brandsma will continue to lead Groot, and we expect that Groot’s support and commitments to its employees, customers, and the communities it serves throughout four generations of family ownership will be further strengthened under our stewardship.”

Messrs. Groot and Brandsma added, “We look forward to joining the Waste Connections family and carrying on the Groot name within our markets. We believe Waste Connections’ leadership team, culture, decentralized operating philosophy and growth focus are the best fit for Groot. We previously had looked to acquire Rock River given the obvious merits of such a combination, and are excited to be together under Waste Connections.”

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states and the District of Columbia in the U.S., and five provinces in Canada. Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial information, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200. Investors can also obtain documents filed with the Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC's website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements (which include "forward-looking information" as that term is defined in applicable securities laws in Canada) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the expected contribution from the Groot acquisition and the platform for additional growth opportunities. Events or circumstances that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: the possibility that any of the anticipated benefits of the combination of Groot and the Company will not be realized, general economic, market and business conditions, and other risk factors detailed from time to time in filings that have been made by the Company (including, under its former name, Progressive Waste Solutions Ltd.) and by Waste Connections US, Inc. (including, under its former name, Waste Connections, Inc.) with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

- 2 -